UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2015

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd. St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On February 2, 2015 the Board of Directors (the “Board”) of Centene Corporation (the “Company”) adopted an amendment (the “Amendment”) to the Company's By-Laws (the “By-Laws”) to specify that the sole and exclusive forum for certain actions involving the Company shall be the Court of Chancery of the State of Delaware (or certain other courts if such court lacks jurisdiction), unless the Company consents in writing to the selection of an alternative forum. Shareholders are deemed to have given consent to personal jurisdiction for such actions in such forum.
The Amendment does not require shareholder approval as provided for in our By-Laws, but the Company intends to submit the Amendment to the Company’s shareholders for approval at the 2015 Annual Meeting of Stockholders, and to repeal the Amendment if such approval is not obtained.
The foregoing is only a summary of the Amendment and is qualified in its entirety by reference to the Amendment, which is included as Exhibit 3.1 to this Current Report on Form 8-K, and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
See Exhibit Index.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	February 6, 2015	By:	/s/ William N. Scheffel
William N. Scheffel Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amendment to By-Laws of the Company, effective as of February 2, 2015.